i3 VERTICALS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
Completes Acquisition of Utility Billing Software Company
Completes Divestiture of Healthcare RCM Business
NASHVILLE, Tenn. (May 8, 2025) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2025.
Highlights from continuing operations1 for the three and six months ended March 31, 2025 vs. 2024
•Second quarter revenue was $63.1 million, an increase of 8.8% over the prior year's second quarter. Revenue for the six months ended March 31, 2025, was $124.8 million, an increase of 10.4% over the prior year's first six months.
•Second quarter net income from continuing operations1 was $1.1 million, compared to net loss from continuing operations1 of $2.3 million in the prior year's second quarter. Net income for the six months ended March 31, 2025, was $4.4 million, compared to a net loss of $6.5 million in the prior year's first six months.
•Second quarter net income from continuing operations attributable to i3 Verticals, Inc.1 was $0.1 million, compared to net loss from continuing operations attributable to i3 Verticals, Inc.1 of $1.7 million in the prior year's second quarter. Net income from continuing operations attributable to i3 Verticals, Inc.1 for the six months ended March 31, 2025, was $2.3 million, compared to net loss from continuing operations attributable to i3 Verticals, Inc.1 of $4.6 million in the prior year's first six months.
•Second quarter adjusted EBITDA from continuing operations1,2 was $17.1 million, an increase of 12.7% over the prior year's second quarter. Adjusted EBITDA from continuing operations1,2 for the six months ended March 31, 2025, was $33.5 million, an increase of 14.8% over the prior year's first six months.
•Second quarter adjusted EBITDA from continuing operations1,2 as a percentage of revenue was 27.2%, compared to 26.2% in the prior year's second quarter. Adjusted EBITDA from continuing operations1 a percentage of revenue for the six months ended March 31, 2025, was 26.9%, compared to 25.8% in the prior year's first six months.
•Second quarter diluted net income per share attributable to Class A common stockholders from continuing operations1,3 was $0.00, compared to diluted net loss per share attributable to Class A common stockholders from continuing operations1,3 of $0.07 in the prior year's second quarter. Diluted net income per share attributable to Class A common stockholders from continuing operations1,3 was $0.09 in the six months ended March 31, 2025, compared to diluted net loss per share attributable to Class A common stockholders from continuing operations1,3 of $0.20 in the prior year's first six months.
•Second quarter non-GAAP adjusted diluted earnings per share from continuing operations1,2,3, which gives effect to the Company's 25% estimated long-term effective tax rate4, was $0.32 compared to $0.12 for the prior year's second quarter. Non-GAAP adjusted diluted earnings per share from continuing operations1,2,3 for the six months ended March 31, 2025, was $0.62 compared to $0.24 for the prior year's first six months.
•Annualized Recurring Revenue ("ARR") from continuing operations1,5 for the three months ended March 31, 2025 and 2024 was $199.1 million and $186.8 million, respectively, representing a period-to-period growth rate of 6.5%.
•On April 1, 2025, the Company acquired a utility billing software company for $9.0 million in cash consideration, and an additional amount of contingent consideration (in an amount not to exceed $5.0 million), which is still being valued.
•On May 5, 2025, as previously disclosed, the Company sold its Healthcare Revenue Cycle Management business (the “Healthcare RCM Business”) to Infinx pursuant to the terms of a purchase agreement dated as of May 5, 2025, for $96.0 million in cash, subject to post-closing net working capital and other purchase price adjustments. The RCM business contributed $9.1 million and $18.9 million of revenue for the three and six months ended March 31, 2025, respectively.

See footnotes on the following page.
-MORE-

IIIV Reports Second Quarter 2025 Financial Results

May 8, 2025
1.As a result of the sale of the Company’s merchant services business (the "Merchant Services Business"), which was completed on September 20, 2024, the historical results of the Merchant Services Business have been reflected in discontinued operations in the consolidated statement of operations included in this earnings release, and continuing operations reflect the Company's remaining operations after giving effect to such classification. Prior period results have been recast to reflect this presentation. In addition, the Healthcare RCM Business was not classified as held for sale according to GAAP as of March 31, 2025. Accordingly, the current period and historical results of the Healthcare RCM Business are presented within results from continuing operations.
2.Represents a non-GAAP financial measure. In addition, adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is the same measure as pro forma adjusted diluted earnings per share from continuing operations as was disclosed by the Company in prior earnings releases. There has not been any change in the manner in which adjusted diluted earnings per share has been calculated in comparison to the calculation of pro forma adjusted diluted earnings per share from continuing operations as previously disclosed by the Company. For additional information regarding non-GAAP financial measures (including reconciliation information), see the attached schedules to this release.
3.Diluted net income per share attributable to Class A common stock from continuing operations and adjusted diluted earnings per share from continuing operations both exclude discontinued operations of the Merchant Services Business but include the consolidated cash interest expense.
4.Corporate income tax expense is based on non-GAAP adjusted income before taxes from continuing operations and is calculated using a tax rate of 25.0% for both the six months ended March 31, 2025 and 2024, based on the estimated long-term effective tax rate, considering blended federal and state tax rates.
5.Annualized Recurring Revenue (ARR) is the annualized revenue derived from recurring sources where the Company has an ongoing contract with its customers. The Company believes revenue from recurring sources is a strategic priority. ARR is comprised of software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. The sum of these revenue categories is multiplied by four to calculate ARR. ARR excludes revenue that is not recurring or is one-time in nature. The Company's management believes this metric provides useful information to investors by providing visibility regarding the ongoing revenue potential of the Company's business model and providing a clearer picture of its sustainable revenue base. Further, the Company's management uses ARR as a metric because it helps to assess the health and trajectory of the Company's business. The Company's management believes that focusing on ARR can orient the Company's sales and operations management towards long-term, reliable revenue growth. This focus on recurring revenue is particularly relevant for businesses operating under a subscription model, where customer retention and contract renewals play a significant role in long-term financial performance. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
Greg Daily, Chairman and CEO of i3 Verticals, commented, “Two days ago, we announced the divestiture of our Healthcare Revenue Cycle Management (RCM) business. When we began our journey in vertical market software, healthcare was one of the end markets we specifically targeted, as it is in the midst of a long cycle of technological transformation which we were happy to be a part of.
“We believe that the public sector is even earlier stages of a similar transformation cycle. Lately, there has been a significant focus on government efficiency. We believe that transforming government services with best-in-class enterprise software is a critical part of that effort. There is no shortage of what we want to accomplish in this space and we believe that there are tangible benefits to narrowing our focus.
“We are grateful for all that our employees in the RCM business accomplished with us. They have a bright future with Infinx, an excellent partner who, with the help of their own scale and platforms, we believe will help the business realize its potential.
“Looking ahead we will be completely focused on bringing the best possible enterprise software to our public sector clients. The divestiture of the RCM business primes us for additional M&A. There remain many great businesses in this space. On April 1 we were fortunate to complete the acquisition of one such company, a utility billing and accounting platform which will be a great fit with our existing utilities practices. We can’t wait to get to work.”
2025 Outlook
The Company's practice is to provide annual guidance, excluding the impact of acquisitions, dispositions and transaction-related costs.
The Company is providing the following outlook for RemainCo operations, which excludes the Healthcare RCM Business, for the fiscal year ended September 30, 2025 (including for the period prior to the completion of the disposition of the Healthcare RCM Business):

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2025
Revenue	$243,000	-	$263,000	$207,000	-	$217,000
Adjusted EBITDA (non-GAAP)	$63,000	-	$71,500	$55,000	-	$61,000
Depreciation and internally developed software amortization	$12,000	-	$14,000	$11,000	-	$12,000
Cash interest expense, net	$1,000	-	$2,000	$—	-	$750
Adjusted diluted earnings per share(1)(non-GAAP)	$1.05	-	$1.25	$0.96	-	$1.06
_______________________
1.Assumes an effective tax rate of 25.0% (non-GAAP), based on the estimated long-term effective tax rate, considering blended federal and state tax rates. As disclosed above, adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is the same measure as pro forma adjusted diluted earnings per share from continuing operations as was disclosed by the Company in prior earnings releases.

With respect to the “2025 Outlook” above, reconciliations of adjusted EBITDA from continuing operations and adjusted diluted earnings per share from continuing operations guidance to the closest corresponding GAAP measure on a forward-looking basis are not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Friday, May 9, 2025, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on May 9, 2025, through May 16, 2025, by dialing (877) 344-7529 and entering Confirmation Code 5899364.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, and a reconciliation of those measures to the most directly comparable GAAP measures, is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless enterprise software to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in the Public Sector.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2025 and fiscal 2025 financial outlook for continuing operations and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: ongoing and future economic and geopolitical conditions, including the impact of inflation, elevated interest rates, and tariff and trade-related developments, competition in our industry and our ability to compete effectively, and regulatory developments; the successful integration of acquired businesses; our ability to execute on our strategy and achieve our goals following the completion of the sale of our Healthcare RCM and merchant services businesses; and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we have updated and may further update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Strategy Officer
(888) 251-0987
investorrelations@i3verticals.com
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended March 31,			Six Months Ended March 31,
	2025	2024	% Change	2025	2024	% Change

Revenue	$63,059	$57,968	9%	$124,750	$113,022	10%

Operating expenses
Other costs of services (excluding depreciation and amortization)(1)	22,187	21,147	5%	43,218	40,724	6%
Selling, general and administrative(1)	28,687	27,432	5%	57,587	54,607	5%
Depreciation and amortization	7,840	7,193	9%	15,524	14,247	9%
Change in fair value of contingent consideration	381	(290)	n/m	1,758	(527)	n/m
Total operating expenses	59,095	55,482	7%	118,087	109,051	8%

Income from operations	3,964	2,486	59%	6,663	3,971	68%

Other (income) expenses
Interest expense	446	7,714	(94)%	1,126	14,401	(92)%
Other income	(631)	(2,257)	(72)%	(2,457)	(2,150)	14%
Total other (income) expenses	(185)	5,457	n/m	(1,331)	12,251	n/m

Income (loss) before income taxes	4,149	(2,971)	n/m	7,994	(8,280)	n/m

Provision for (benefit from) income taxes	3,054	(669)	n/m	3,577	(1,763)	n/m

Net income (loss) from continuing operations(2)	1,095	(2,302)		4,417	(6,517)
Net (loss) income from discontinued operations, net of income taxes	(326)	5,650		(540)	11,401
Net income	769	3,348	(77)%	3,877	4,884	(21)%

Net income (loss) from continuing operations attributable to non-controlling interest(2)	1,022	(593)		2,150	(1,923)
Net (loss) income from discontinued operations attributable to non-controlling interest	(99)	2,063		(175)	3,831
Net income attributable to non-controlling interest	923	1,470	(37)%	1,975	1,908	4%

Net income (loss) from continuing operations attributable to i3 Verticals, Inc.(2)	73	(1,709)		2,267	(4,594)
Net (loss) income from discontinued operations attributable to i3 Verticals, Inc.	(227)	3,587		(365)	7,570
Net (loss) income attributable to i3 Verticals, Inc.	$(154)	$1,878	n/m	$1,902	$2,976	(36)%

Net income (loss) per share attributable to Class A common stockholders from continuing operations(2):
Basic	$0.00	$(0.07)		$0.10	$(0.20)
Diluted	$0.00	$(0.07)		$0.09	$(0.20)
Net (loss) income per share attributable to Class A common stockholders from discontinued operations:
Basic	$(0.01)	$0.15		$(0.02)	$0.32
Diluted	$(0.01)	$0.15		$(0.02)	$0.31
Weighted average shares of Class A common stock outstanding:
Basic, for continuing operations(2)	23,834,233	23,331,239		23,691,648	23,299,214
Diluted, for continuing operations(2)	24,133,738	23,331,239		24,081,232	23,299,214
Basic, for discontinued operations	23,834,233	23,331,239		23,691,648	23,299,214
Diluted, for discontinued operations	23,834,233	23,718,474		23,691,648	33,819,224
See footnotes on the next page.
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
1.Following the disposal of the Company's Merchant Services Business in the fourth quarter of fiscal year 2024, the Company’s core business is providing software solutions for key verticals. Given the change in the Company's business model following the sale of the Company's Merchant Services Business, the Company has reclassified certain expenses to better align with the primary industry in which it now operates. During the first quarter of fiscal year 2025, the Company revised its presentation of certain expenses in the Condensed Consolidated Statements of Operations from selling, general and administrative expenses to other costs of services. The Company reclassified personnel costs related to installation of the Company's software, conversion of client data, training client personnel, customer support activities and various other services provided directly to customers from selling, general and administrative to other costs of services. The Company also reclassified certain hosting and related software costs for directly supporting the Company's customers from selling, general and administrative to other costs of services. Prior period results have been reclassified to conform to the current presentation.
2.In addition, the Healthcare RCM Business was not classified as held for sale according to GAAP as of March 31, 2025. Accordingly, the current period and historical results of the Healthcare RCM Business are presented within results from continuing operations.
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
i3 Verticals, Inc. Consolidated Balance Sheets
(Unaudited)
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$7,749	$86,541
Accounts receivable, net	56,716	55,988
Settlement assets	67	632
Prepaid expenses and other current assets	15,467	10,232
Total current assets	79,999	153,393
Property and equipment, net	7,555	8,677
Restricted cash	2,450	2,424
Capitalized software, net	55,175	58,592
Goodwill	280,678	280,678
Intangible assets, net	156,331	162,816
Deferred tax asset	49,778	48,445
Operating lease right-of-use assets	7,807	8,954
Other assets	6,586	6,696
Total assets	$646,359	$730,675

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$4,319	$5,370
Current portion of long-term debt	—	26,223
Accrued expenses and other current liabilities	22,733	89,972
Settlement obligations	67	632
Deferred revenue	37,229	39,029
Current portion of operating lease liabilities	3,340	3,505
Total current liabilities	67,688	164,731
Long-term debt, less current portion	12,000	—
Long-term tax receivable agreement obligations	33,526	29,347
Operating lease liabilities, less current portion	4,721	6,317
Other long-term liabilities	14,765	14,921
Total liabilities	132,700	215,316
Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and September 30, 2024	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 24,386,990 and 23,882,035 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 8,832,061 and 10,032,676 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	1	1
Additional paid-in capital	282,872	279,335
Accumulated earnings	102,299	100,397
Total stockholders' equity	385,174	379,735
Non-controlling interest	128,485	135,624
Total equity	513,659	515,359
Total liabilities and equity	$646,359	$730,675
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six Months Ended March 31,
	2025	2024

Net cash (used in) provided by operating activities(1)	$(15,627)	$25,147
Net cash used in investing activities	$(3,675)	$(12,369)
Net cash used in financing activities	$(60,029)	$(17,885)
___________________________________________________________
1.Cash used in operating activities during the six months ended March 31, 2025, included $34,157 in cash paid for income taxes, primarily driven by the sale of the Merchant Services Business in the fourth quarter of fiscal year 2024.

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company discloses the following non-GAAP financial measures in this earnings release:

•Adjusted Income Before Taxes from Continuing Operations. Adjusted income before taxes from continuing operations equals net income (loss) from continuing operations attributable to i3 Verticals Inc., adjusted to add back net income (loss) from continuing operations attributable to non-controlling interest and to exclude certain items on a pre-tax basis which the Company believes may not fully reflect our underlying operating performance. The Company believes that this non-GAAP measure provides useful information to investors in understanding and evaluating the Company’s results of continuing operations and ongoing operational performance on a pre-tax basis.

•Adjusted Net Income from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations. Adjusted net income from continuing operations equals adjusted income before taxes from continuing operations as described above, adjusted to give effect to an effective tax rate of 25%, which reflects our estimated long-term effective tax rate, considering blended federal and state tax rates. Adjusted diluted earnings per share from continuing operations equals adjusted net income from continuing operations divided by our adjusted weighted average shares of adjusted diluted Class A common stock outstanding. The Company believes that these non-GAAP measures provide useful information to investors in understanding and evaluating the Company’s results of continuing operations and ongoing operational performance on a post-tax basis after giving effect to this assumed tax rate. Adjusted Diluted Earnings per Share from Continuing Operations has also been utilized as a metric in connection with performance-based equity awards previously granted by the Company to executives.

•Adjusted EBITDA from Continuing Operations and Adjusted EBITDA Margin from Continuing Operations. Adjusted EBITDA from continuing operations equals net income (loss) from continuing operations attributable to i3 Verticals Inc., before interest, income taxes, depreciation and amortization, adjusted to add back net income (loss) from continuing operations attributable to non-controlling interest, and to exclude certain items which the Company believes do not fully reflect our underlying operating performance. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue. The Company believes that these non-GAAP measures provide useful information to investors in understanding and evaluating the Company’s results of continuing operations and ongoing operational performance. Adjusted EBITDA from continuing operations and Adjusted EBITDA margin as presented at a segment level are measures reported to the Company's management for purposes of making decisions about allocating resources and assessing the performance of our business segments, and these measures are presented in the Company's financial statement footnotes in accordance with ASC 280. Adjusted EBITDA and Adjusted EBITDA margin, as presented on a consolidated basis, are non-GAAP financial measures. In addition, Adjusted EBITDA and Adjusted EBITDA margin have been metrics utilized in connection with the Company’s short-term annual cash incentive program for executive management.

-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
The Company believes that the disclosure of these non-GAAP financial measures provides investors with useful information in connection with assessing the Company's financial results as described above. In addition, these non-GAAP financial measures are utilized by management to assess the Company's financial results, evaluate the Company's business, manage budgets, allocate resources, and make operational decisions. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand our financial results just as management utilizes these non-GAAP financial measures as described above. Although these non-GAAP financial measures assist in measuring the Company's financial results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation.

See below for reconciliations of the non-GAAP financial measures presented in this release.

-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
i3 Verticals, Inc. Reconciliation of GAAP Net Income (Loss) from Continuing Operations(1) to
Non-GAAP Adjusted Net Income from Continuing Operations(1) and
Non-GAAP Adjusted EBITDA from Continuing Operations(1)
(Unaudited)
($ in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	$73	$(1,709)	$2,267	$(4,594)
Net income (loss) from continuing operations attributable to non-controlling interest	1,022	(593)	2,150	(1,923)
Net income (loss) from continuing operations	1,095	(2,302)	4,417	(6,517)
Non-GAAP adjustments:
Provision for (benefit from) income taxes	3,054	(669)	3,577	(1,763)
Non-cash change in fair value of contingent consideration(2)	381	(290)	1,758	(527)
Equity-based compensation from continuing operations(3)	3,932	5,022	7,746	10,380
M&A-related activity(4)	109	714	160	958
Acquisition intangible amortization(5)	4,913	4,830	9,826	9,686
Non-cash interest expense(6)	250	262	530	676
Other taxes(7)	455	89	707	173
Net gain on exchangeable note repurchases and related transactions(8)	—	(2,257)	—	(2,257)
(Gain) loss on disposal of property and equipment(9)	(38)	—	(623)	107
Non-GAAP adjusted income before taxes from continuing operations(10)	$14,151	$5,399	$28,098	$10,916
Estimated taxes at 25%(11)	(3,537)	(1,352)	(7,024)	(2,730)
Adjusted net income from continuing operations(12)	$10,614	$4,047	$21,074	$8,186
Cash interest (income) expense, net(13)	64	7,452	(282)	13,725
Estimated taxes at 25%(11)	3,537	1,352	7,024	2,730
Depreciation and internally developed software amortization(14)	2,927	2,363	5,698	4,561
Adjusted EBITDA from continuing operations(15)	$17,142	$15,214	$33,514	$29,202
________________
1.In addition, the Healthcare RCM Business was not classified as held for sale according to GAAP as of March 31, 2025. Accordingly, the current period and historical results of the Healthcare RCM Business are presented within results from continuing operations.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
4.M&A-related activity is the net impact of professional service and related costs directly related to any merger, acquisition and disposition activity of the Company, which are recorded in selling, general and administrative in the condensed consolidated statements of operations, and revenue earned through post-sale non-recurring activities with divestitures, which are recorded in other income in the condensed consolidated statements of operations. i3 Verticals believes these activities are not reflective of the underlying operational performance of the Company.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income-based taxes. Taxes related to salaries are not included.
8.Net gain on exchangeable note repurchases and related transactions reflects the gain on repurchases of exchangeable notes and warrant unwinds, net of the loss on sale of bond hedge unwinds, which occurred during the three months ended March 31, 2024.
9.(Gain) loss on disposal of property and equipment is related to the sale of buildings and automobiles purchased through acquisitions.
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
10.Adjusted income before taxes from continuing operations is the same measure as pro forma adjusted income before taxes from continuing operations as was disclosed by the Company in prior earnings releases. There has not been any change in the manner in which adjusted income before taxes from continuing operations has been calculated in comparison to the calculation of pro forma adjusted income before taxes from continuing operations as previously disclosed by the Company.
11.Corporate income tax expense is based on non-GAAP adjusted income before taxes from continuing operations and is calculated using a tax rate of 25.0% for both the six months ended March 31, 2025 and 2024, based on the estimated long-term effective tax rate, considering blended federal and state tax rates.
12.Adjusted net income from continuing operations represents a non-GAAP financial measure and assumes that all net income during the period is available to the holders of the Company's Class A common stock. Adjusted net income from continuing operations is the same measure as pro forma adjusted net income from continuing operations as was disclosed by the Company in prior earnings release. There has not been any change in the manner in which adjusted net income from continuing operations has been calculated in comparison to the calculation of pro forma adjusted net income from continuing operations as previously disclosed by the Company.
13.Cash interest (income) expense, net, represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt issuance costs and any write-offs of debt issuance costs.
14.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
15.Represents a non-GAAP financial measure.
-MORE-

IIIV Reports Second Quarter Fiscal Year 2025 Financial Results

May 8, 2025
i3 Verticals, Inc. GAAP Diluted EPS from Continuing Operations and
Non-GAAP Adjusted Diluted EPS from Continuing Operations(1)
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Diluted net income (loss) per share attributable to Class A common stockholders from continuing operations(2)	$0.00	$(0.07)	$0.09	$(0.20)
Adjusted diluted earnings per share from continuing operations(2)(3)(4)	$0.32	$0.12	$0.62	$0.24
Adjusted net income from continuing operations(4)	$10,614	$4,047	$21,074	$8,186
Adjusted weighted average shares of adjusted diluted Class A common stock outstanding(5)	33,542,165	33,810,078	33,801,930	33,819,224
________________
1.In addition, the Healthcare RCM Business was not classified as held for sale according to GAAP as of March 31, 2025. Accordingly, the current period and historical results of the Healthcare RCM Business are presented within results from continuing operations.
2.Diluted net income (loss) per share attributable to Class A common stockholders from continuing operations and adjusted diluted earnings per share from continuing operations both exclude the discontinued operations of the Merchant Services Business but include the consolidated cash interest expense.
3.Adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is calculated using adjusted net income from continuing operations and the adjusted weighted average shares of adjusted diluted Class A common stock outstanding. Adjusted diluted earnings per share from continuing operations is the same measure as pro forma adjusted diluted earnings per share from continuing operations as was disclosed by the Company in prior earnings releases. There has not been any change in the manner in which this measure has been calculated in comparison to prior periods.
4.Adjusted net income from continuing operations, a non-GAAP financial measure, assumes that all net income from continuing operations during the period is available to the holders of the Company's Class A common stock. Further, adjusted diluted earnings per share from continuing operations assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis. Adjusted net income from continuing operations is the same measure as pro forma adjusted net income from continuing operations as was disclosed by the Company in prior earnings release. There has not been any change in the manner in which this measure has been calculated in comparison to prior periods.
5.Adjusted weighted average shares of adjusted diluted Class A common stock outstanding include 9,408,427 and 10,091,604 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 299,505 and 387,235 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended March 31, 2025 and 2024, respectively. Adjusted weighted average shares of adjusted diluted Class A common stock outstanding include 9,720,698 and 10,092,504 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 389,584 and 427,506 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the six months ended March 31, 2025 and 2024, respectively. Adjusted weighted average shares of adjusted diluted Class A common stock outstanding is the same figure as pro forma weighted average shares of adjusted diluted Class A common stock outstanding as was disclosed by the Company in prior earnings release. There has not been any change in the manner in which this figure is calculated in comparison to prior periods.
-END-